Hills Bancorporation
                                   EXHIBIT 11


Statement Re Computation Of basic and diluted earnings per share

                                                                             Year Ended December 31,
                                                                       -----------------------------------
                                                                          1998        1997         1996
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

Shares of common stock, beginning .................................    1,467,754    1,465,385    1,463,604
                                                                       ===================================

Shares of common stock, ending ....................................    1,469,443    1,467,754    1,465,385
                                                                       ===================================

Computation of weighted average number of basic and diluted shares:
   Common shares outstanding at the beginning of the year .........    1,467,754    1,465,385    1,463,604
   Weighted average number of net shares issued ...................           18          529        1,780
                                                                       -----------------------------------
              Weighted average shares outstanding (basic) .........    1,467,772    1,465,914    1,465,384
   Weighted average of potential dilutive shares
      attributable to stock options granted, computed under
      the treasury stock method ...................................       22,702       18,040       13,968
                                                                       -----------------------------------
              Weighted average number of shares (diluted) .........    1,490,474    1,483,954    1,479,352
                                                                       ===================================

Net income (In Thousands) .........................................    $   7,486      7,086      $   6,144
                                                                       ===================================

Earnings per share:
   Basic ..........................................................    $    5.10       4.83      $    4.19
                                                                       ===================================
   Diluted ........................................................    $    5.02       4.78      $    4.15
                                                                       ===================================

Dividends per common share ........................................    $    1.20       1.05      $    0.95
                                                                       ===================================

The above information is retroactively restated for a three-for-one stock split in 1996.